ASSET ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference the 15th day of November, 2011.

BETWEEN:

GenBioPro Inc., 4105 N. 20th Street, Suite 220, Phoenix, AZ 85016 (herein collectively the **Assignor**);

AND:

Compass Biotechnologies Inc., a corporation existing under the laws of the State of Nevada whose principle place of business is located at Suite 131, Advanced Technology Center, 9650-20th Avenue., Edmonton, Alberta Canada (herein called "**Assignee**) and where together the Assignee and the Assignor are referred to as the "Parties"

WHEREAS:

A. The Assignor carries on the business of developing therapeutic women's products (the "Business") under an agreements between Assignor and Seraphim Life Sciences Consulting LLC (the Confidentiality Agreement), Seraphim Bonaventures Inc. (the Product and Security Agreements). and Sun Pharmaceuticals Ltd (hereinafter collectively, the "Seraphim-Sun Agreements" or "The Agreements") and;

B. The Assignor has agreed to assign all of its rights and obligations related to or arising from said Seraphim-Sun Agreements and the Assignee has agreed to acquire, fulfill and be bound by all conditions representation and obligations of The Agreements (attached as Appendix 1), and thereby does acquire the exclusive United States of America rights to commercialize and further develop such products under said Seraphim-Sun Agreements, on the terms and conditions herein provided and;

C. The Assignor may have trademarks, proprietary knowledge and other related information's including but not limited to the technical, developmental and commercialization data and information (for the Business) which the Parties have agreed will also be assigned to and or otherwise acquired by the Assignee such that going forward certain management of the Assignor will contribute all of their experience and knowledge relative to product(s) development, prior plans and strategies, manufacturing and distribution agreements and assets related to The Agreement and related ongoing business development activities, etc. as needed in order for us to make the products and;

D. Where the Assignor now owes to Seraphim Bonaventures Inc. an initial amount of US$ 150,000 in payments whereby the Assignee hereby agrees to pay this amount to Seraphim Bonaventures Inc. in exchange for assignment of The Agreement directly to the Assignee and further;

E. The Assignee in order to further compensate the Assignor for The Agreement assignment will issue 26,000,000 common shares of Compass Biotechnologies Inc., (OTCBB:COBI) to the Shareholders of GenBioPro Inc., at a value of US$0.05 per share such that Articles D & E taken together are the Remuneration for said t Assignment of the Agreements.

DEFINED AND MISCELLANOUS TERMS

For the purposes of this Agreement, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

"Business" means the business carried on by the Assignor as described in Recital A of this Agreement; which shall include but not be limited to:

(i) all material samples, production materials, and regulatory assets including but limited to documents, experimental records, accounting and other books and records, and all other proprietary and technical information, correspondence, lab records & notes, plans and materials relating to the Business;

(ii) all right, title, and interest of the Assignor in and to the Seraphim-Sun Agreements described in Appendix 1 attached hereto; and

(iii) all permits, licenses, consents, authorizations, and approvals pertaining to the Business including without limitation those described in Appendix 2. Seraphim and Sun Pharmaceutical's consent to transfer and related Permits and Licenses attached hereto, to the extent such permits licenses, consents, transfer agreements, supply agreements, authorizations, and approvals are transferable by the execution of this Agreement.

"Business Day" means any day which is not a Saturday, Sunday or statutory holiday in the State of Nevada;

"Closing" means the completion of the transactions contemplated in this Agreement;

"Closing Date" means November 15th, 2011, or such other date as the Assignor and the Assignee may mutually determine;

"Contract" means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

"Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

"Environmental Laws" means all applicable federal, state, municipal and local laws, statutes, ordinances, by-laws and regulations, and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances;

"Environmental Permits" means any licenses, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws required for the operation of the Business;

"Goodwill" means the goodwill of the Business, together with the exclusive right of the Assignee to represent itself as carrying on the Business in continuation of and in succession to the Assignor, and the right to the "Compass" or any other future to be determined name or any variation thereof as part of, or in connection with the Business;

"Hazardous Substances" means any pollutants, contaminants, chemical or industrial toxic, or hazardous waste or substances;

"Intellectual Property" means all registered and unregistered patents (issued or pending, continuances and PCTs thereof), patent rights, trade or brand names, business names, trade-marks, trade-mark registrations, copyrights, and applications thereof; drawings, logos, designs, trade secrets, restrictive covenants, processes, technology, registered user agreements, research data, inventions, instruction manuals, formulae, and other industrial or intellectual property respecting the Business, including, without limitation, the intellectual property;

"Licenses" means all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory, or otherwise) required for the conduct in ordinary course of the operations of the Business and the uses to which the Business Assets have been put;

"Losses" means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter and actually incurred by a party entitled to be indemnified hereunder, net of (i) any tax adjustments, benefits, savings or reductions to which such indemnified party is entitled resulting from such matter, and (ii) any insurance proceeds, in either case to which such indemnified party is entitled by virtue of such claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses;

"Seraphim Life Sciences Consulting LLC" and Seraphim Bonaventures Inc. means the parties to agreements with Assignor identified by that name.

"Sun Pharmaceuticals" means the party to the agreement with Assignor for Mifepristone Product identify as with Sun Pharmaceutical Industries Limited of India.

"Permitted Encumbrances" means:

(i) liens for taxes, assessments, levies and other governmental charges either not yet due and payable or due but for which notice of assessment has not been given;

(ii) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the asset or served upon the Assignor pursuant to law or that relate to obligations not due or delinquent;

(iii) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease, and liens or rights reserved in any lease for rent or for compliance with the terms of such lease; and

(iv) security given in the ordinary course of the Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money; and

(v) Security interest on the Agreements granted to Seraphim Bonaventures Inc. as permitted or required by the Agreement.

"Remuneration" means the aggregate sum payable by the Assignee to the Assignor for the Business Assets which shall be comprised of a Cash Component and an Equity Component consisting of common shares of the Assignee.

<u>Currency</u>. Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States dollars.

<u>Sections and Headings.</u> The division of this agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this agreement. Unless otherwise indicated, any reference in this agreement to an Article, section, subsection or Schedule refers to the specified Article, section or subsection of or Schedule to this agreement.

<u>Number, Gender and Persons.</u> In this Agreement, words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing persons will include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

<u>Entire Agreement.</u> This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

<u>Time of Essence.</u> Time will be of the essence of this agreement.

<u>Applicable Law.</u> This agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of the State of Nevada the federal laws of the United States of America applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such state and all courts competent to hear appeals there from and waives, so far as is legally possible, its right to have any legal action relating to this agreement tried by a jury.

<u>Amendments and Waivers.</u> No amendment or waiver of any provision of this agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

2. ASSIGNMENT

21 Subject to the terms and conditions of this agreement, effective as at the Closing Date the Assignor will assign and transfer to the Assignee and the Assignee agrees to acquire from the Assignor, free and clear of all Encumbrances except as may be otherwise specifically provided for herein as Permitted Encumbrances, the Business as a going concern and related Business Assets, but not including the Excluded Assets. The Assignee also agrees that it will comply in total with all obligations and requirements as given and or defined within the Seraphim-Sun Agreement which shall include but not be limited to all owed payments, milestone payments and any eventual royalty schedules and any termination effects thereof. Further the Assignee shall comply with all due written reports and other such requirements as to the product development of the technology therein.

3. PURCHASE PRICE AND ALLOCATION

31 The Remuneration payable by the Assignee to the Assignor for the Business Assets shall consist of US$150,000 (the Cash Component) due per the Seraphim-Sun Agreement, plus an Equity Component consisting of 26,000,000 shares of the Assignee's common stock. On or prior to the Closing Date, the Assignee and the Assignor shall enter into a form of subscription agreement in regards to the Equity Component.

4. PAYMENT OF THE CASH COMPONENT

41 The Cash Component will be paid in full by the issuance by the Assignee to Seraphim Bonaventures Inc. at or before the Closing Date and in any event not later than 26 December 2011. The parties agree to treat the payment of the Cash Component as an installment under Section 453 of the Internal Revenue Code.

5. CLOSING, POSSESSION, AND NO ADJUSTMENTS

51 The Closing will take place December 15, 2011 at 5:00 p.m. local time, on the Closing Date at the offices of Compass Biotechnologies Inc, Suite 131 Advanced Technology Center, 9650-20th Avenue, Edmonton Alberta Canada T6N 1G1, or at such other place, date, and time as may be mutually agreed upon by the parties hereto.

5.2 The Assignor will deliver possession of the Business Assets, free of any other claim to possession and any tenancies, to the Assignee on the Closing Date.

53 Provided that there has been no material misrepresentation on the part of the parties to this agreement and all of their respective obligations under this Agreement have been fulfilled, there will be no adjustment of the Purchase Price for any reason whatsoever.

6 ASSUMPTION OF LIABILITY

61 Subject to the provisions of this agreement, the Assigneer agrees to assume, pay, satisfy, discharge, perform and fulfill, from and after the Closing Date, all obligations and liabilities of the Assignor in respect of:

(a) assignment of Assets and Intellectual Property where applicable;

(b) all of the required licenses, permits, approvals, consents, registrations, certificates and other authorizations described in Schedule 2 - Assets; and

(c) the Seraphim-Sun Agreements and all other the agreements and obligations entered into by the Assignor in the ordinary course of the Business for the provision of services or goods to the Assignor.

7 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

7.1 The Assignor represents and warrants to the Assignee, with the intent that the Assignee will rely thereon in entering into this agreement and in concluding the transactions contemplated hereby, as follows:

(a) the execution and delivery of this agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary company action on the part of the Assignor and this Agreement constitutes a valid and binding obligation of the Assignor enforceable against the Assignor in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(b) except as will be remedied by the consents, approvals, releases, and discharges described in this agreement and or attached hereto, neither the execution and delivery of this Agreement nor the performance of the Assignor's obligations hereunder will:

(i) violate or constitute default under any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Assignor, the Business or any of the Business Assets, or any contract, agreement, instrument, covenant, mortgage, or security, to which the Assignor is a party or which are binding upon the Assignor,

(ii) to the knowledge of the Assignor, result in any fees, duties, taxes, assessments, penalties or other amounts becoming due or payable by the Assignee under any tax legislation.

(iii) give rise to the creation or imposition of any Encumbrance on any of the related Business Assets,

(iv) violate or constitute default under any license, permit, approval, consent or authorization held by the Assignor or necessary to the operation of the Business, or

(v) violate or trigger any liability on behalf of the Assignee pursuant to any legislation governing the sale of assets in bulk by the Assignor.

(c) the Assignor owns and possesses and has good and marketable title to the Business Assets free and clear of all Encumbrances of every kind and nature whatsoever, excepting the Permitted Encumbrances;

(d) to the knowledge of the Assignor, the Business Assets are in good working order and in functional state of repair and to the best of the knowledge of the Assignor there are no latent defects thereto;

(e) the Business Assets comprise all property and assets used by the Assignor in connection with the Business;

(f) except for the Seraphim-Sun Agreements, the Assignor does not have any indebtedness which might by operation of law or otherwise now or hereafter constitute an Encumbrance upon any of the Business Assets;

(g) except as provided by the Seraphim-Sun Agreements and Permitted Encumbrances, no person other than the Assignee has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the assignment or acquisition from the Assignor of any of the Business Assets;

(h) except as otherwise provided herein, discloses all contracts, engagements, and commitments, whether oral or written, relating to the Business or the Business Assets including in particular contracts, engagements, and commitments:

(i) out of the ordinary course of Business,

(ii) respecting ownership of or title to any interest or claim in or to any real or personal property making up the Business Assets,

(iii) respecting Intellectual Property;

(iv) respecting any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

(v) any employment or consulting contracts or any other contract with any officer, employee or consultant, other than oral contracts of indefinite hire terminable by the Assignor without cause on reasonable notice;

(vi) any trust indenture, mortgage, promissory note, loan agreement, guarantee or other contracts for the borrowing of money or a leasing transaction of the type required to be capitalized using the License as collateral in accordance with generally accepted accounting principles;

(vii) any confidentiality, secrecy or non-disclosure contract, (whether the Assignor is a beneficiary or obliging there under) relating to any proprietary or confidential information or any non-competition or similar contract;.

(viii) there are no material contracts that create any default in any obligation or liability in respect of said contracts, engagements, or commitments by the Assignor and the Assignor has performed all of the material obligations required to be performed by it and is entitled to all benefits under the License;

(ix) there has not been any undisclosed amendment, modification, variation, surrender, or release of said License and

(i) all material Licenses required for the conduct in the ordinary course of the operations of the Business and the uses to which the Business Assets have been put have been obtained and are in good standing and such conduct and uses are in compliance in all material respects with such licenses and permits and with all laws, zoning and other bylaws, building and other restrictions, rules, regulations, and ordinances applicable to the Business and the Business Assets and neither the execution and delivery of this Agreement nor the completion of the assignment hereby contemplated will give any person the right to terminate or cancel the said licenses or permits or affect such compliance;

(j) except as disclosed in Legal and Regulatory Proceedings, there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or noncompliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Assignor's knowledge threatened against or affecting the Assignor or in respect of the Business or any of the Business Assets;

(k) Other then with parties to the Seraphim-Sun Agreements and the Food and Drug Administration, there is no requirement applicable to the Assignor or Assignee to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this agreement, except for the filings, notifications, licenses, permits, certificates, registrations, consents and approvals described in Consents, or that relate solely to the identity of the Assignee or the nature of any business carried on by the Assignee except for the notifications, consents and approvals described in Consents;

(l) the Assignor has not caused or permitted, nor does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties or assets (including any of the Leased Property) utilized in the Business, or any such release on or from a facility owned or operated by third parties, but with respect to which the Assignor in connection with the Business is or may reasonably be alleged to have liability. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Assignor in connection with the Business or resulting from the Business have been disposed of, treated and stored in compliance with all Environmental Laws;

(m) The Assignor is not aware of any state of facts that casts doubt on the validity or enforceability of any of the Assets or Intellectual Property. The Assignor has provided to the Assignee a true and complete copy of all contracts and amendments thereto that comprise or relate to the Seraphim-Sun Agreements.

8 REPRESENTATIONS OF THE ASSIGNEE

8.1 The Assignee represents and warrants to the Assignor as follows, with the intent that the Assignor will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated hereby, that:

(a) the Assignee is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the power, authority, and capacity to enter into this agreement and to carry out its terms;

(b) the execution and delivery of this agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Assignee, and this agreement constitutes a valid and binding obligation of the Assignee enforceable against the Assignee in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(c) there is no requirement for the Assignee to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this agreement except as might be required by the Seraphim-Sun Agreements.

(d) Neither the execution and delivery of this agreement nor the performance of the Assignee's obligations hereunder will violate or constitute a default under the documents, by-laws, or articles of the Assignee, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Assignee, or any contract, agreement, instrument, covenant, mortgage or security to which the Assignee is a party or which are binding upon the Assignee;

(e) The Equity Component to be issued to the Assignor under this Agreement will, when so issued, be duly authorized, validly issued, fully paid, non-assessable, free of any Encumbrances except for SEC restrictions and not subject to any pre-emptive rights or rights of first refusal created by statute or the charter documents or Bylaws of Assignee or any agreement to which Assignee is a party or is bound and will be issued in compliance with federal and state securities laws; and

(f) except as disclosed in the Assignee SEC Documents, (i) there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or non-compliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Assignee's knowledge threatened against or affecting the Assignee; and (ii) the Assignee is in compliance in all material respects with all applicable laws applicable to Assignee and its business.

9 COVENANTS OF THE ASSIGNOR

9.1 Between the date of this Agreement and the Closing Date, the Assignor covenants and agrees that the Assignor:

(a) will not sell or dispose of any of the Business Assets, will conduct the Business diligently and only in the ordinary course consistent with past practice, keep the Business Assets in their present state, and endeavor to preserve the organization of the Business intact and the goodwill of the suppliers and customers and others having business relations with the Assignor relating to the Business;

(b) will afford the Assignee and its authorized representatives full access during normal business hours to the Business Assets and all other property and assets utilized in the Business and without limitation all title documents, abstracts of title, deeds, leases, contracts, financial statements,

policies, reports, licenses, books, records, and other such material relating to the Business, and furnish such copies thereof and other information, as the Assignee may reasonably request;

(c) will use its best efforts to procure and obtain at or prior to the Closing Date all such consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby from all federal, state, municipal or other governmental or regulatory bodies and from all other third parties as necessary;

(d) at the request of the Assignee, the Assignor will execute such consents, authorizations and directions as may be necessary to permit any inspection of the Business or any of the Business Assets or to enable the Assignee or its authorized representatives to obtain full access to all files and records relating to the Business or the Business Assets maintained by governmental or other public authorities;

(e) the Assignor will use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve and authorize validly and effectively the assign and transfer the Business Assets to the Assignee and the execution and delivery of this Agreement and any other Agreements or documents contemplated hereby and to cause all necessary meetings of members or managers of the Assignor to be held for such purpose; and

(f) will not, without the prior written consent of the Assignee, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Assignor contained herein, and the Assignor will not enter into any material supply agreements relating to the Business or make any material decisions or enter into any material contracts with respect to the Business without the consent of the Assignee, which consent will not be unreasonably withheld.

9.2 Subject to the limitations set forth below, the Assignor covenants and agrees to indemnify and hold harmless the Assignee from and against:

(a) any and all debts, obligations, and liabilities, whether accrued, absolute, contingent, or otherwise, existing at the time of Closing, respecting the Business or the Business Assets; and the Assignee may, but will not be bound to, pay or perform same and all moneys so paid by the Assignee in doing so will constitute indebtedness of the Assignor to the Assignee hereunder;

(b) any and all Losses resulting from any misrepresentation, misstatement, breach of warranty, or the non-fulfillment of any covenant on the part of the Assignor under this Agreement or under any document or instrument delivered pursuant hereto or in connection herewith; and

(c) any and all Losses which arise or are made or claimed against or are suffered or incurred reasonably by the Assignee in respect of any of the foregoing; and

(d) any and all Losses suffered or incurred by the Assignee as a result of or arising directly or indirectly out of or in connection with any liability incurred by the Assignor in respect of the operation of the Business up to the Closing Date, except for liabilities specifically assumed hereunder.

(e) Subject to the limitations set forth below, the Assignor covenants and agrees to indemnify and hold harmless the Assignee from and against:

9.3 The Assignor covenants and agrees to remain bound by and comply with all of its obligations under Seraphim-Sun Agreements.

10. <u>COVENANTS OF THE ASSIGNEE</u>

10.1 Between the date of this Agreement and the Closing Date, the Assignee will make all reasonable efforts to obtain and procure in co-operation with the Assignor all consents, approvals, releases, and discharges required to effect the transactions contemplated hereby.

10.1 The Assignee represents, warrants and covenants that the parties to the Seraphim-Sun Agreements are express third party beneficiaries of Assignee's representations and covenants under this Agreement with all rights of enforcement.

11. CONDITIONS PRECEDENT

11.1 The obligation of the Assignee to consummate the transactions herein contemplated is subject to the fulfillment of each of the following conditions precedent at the times stipulated:

(a) that the representations and warranties of the Assignor contained herein are true and correct on and as at the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Assignee;

(b) that all the terms, covenants, conditions, agreements, and obligations hereunder on the part of the Assignor to be performed or complied with at or prior to the Closing Date, including in particular the Assignor's obligation to deliver the documents and instruments herein provided for in Clause 12, have been performed and complied with as at the Closing Date;

(c) that between the date hereof and the Closing Date no change, event, or circumstance has occurred which materially adversely affects the Business Assets or the prospects, operation, or condition of the Business or which, significantly reduces the value of the Business or the Business Assets to the Assignee;

(d) no legal or regulatory action or proceeding will be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Business Assets contemplated hereby;

(e) that at the Closing Date, there will have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Assignor to permit the change of ownership of the Business Assets contemplated hereby, and all notices, consents and approvals with respect to the transfer or assignment of the Material Contracts, including, without limitation those described in 0 hereof have been obtained;;

11.2 The obligation of the Assignor to consummate the transactions herein contemplated is subject to the fulfillment of each of the following conditions precedent at the times stipulated:

(a) that the representations and warranties of the Assignee contained herein are true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Assignor;

(b) that the Cash Component payment should have been completed on or before the Closing Date;

(c) that all terms, covenants, conditions, agreements, and obligations hereunder on the part of the Assignee to be performed or complied with at or prior to the Closing, including in particular the Assignee's obligation to deliver the documents and instruments.

12. FURTHER ASSURANCES

12.1 From time to time subsequent to the Closing Date, the parties covenant and agree, at the expense of the requesting party, to promptly execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

13. ASSIGNMENT

13.1 Other than if the Assignees Corporate Assets are acquired by another business entity which acquires 100% of the Assignees business assets this agreement may not be assigned by any party hereto without the prior written consent of Seraphim Bonaventures Inc. and/or Sun Pharmaceuticals.

14. SUCCESSORS AND ASSIGNS

14.1 This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective

successors and permitted assigns.

15. COUNTERPARTS

15.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

16. NOTICES

16.1 Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or by prepaid registered mail, and addressed to the proper party or transmitted by electronic facsimile generating proof of receipt of transmission at the address or facsimile number stated below:

(a) if to the Assignor:
GenBioPro Inc
Attn. President
4105 N. 20th Street, Suite 220
Phoenix, AZ 85016

(b) if to the Assignee:

President CEO
Compass Biotechnologies Inc.
Suite 131, Advanced Technology Center,
9650-20th avenue, Edmonton Alberta T6N 1G1 Canada

or to such other address or facsimile number as any party may specify by notice. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given on the fifth business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labor disturbance affecting postal service, then such notice will not be effectively given until actually received. Any notice transmitted by electronic facsimile will be deem conclusively to have been effectively given if evidence of receipt is obtained before 5:00 p.m. (recipient's time) on a Business Day, and otherwise on the Business Day next following the date evidence of receipt of transmission is obtained by the sender.

17. REFERENCE DATE

17.1 This Agreement is dated for reference as of the date first above written, but will become binding as of the date of execution and delivery by all parties hereto and subject to compliance with the terms and conditions hereof, the transfer and possession of the Business Assets will be deemed to take effect as at the close of business on the Closing Date. References herein to the date of the Agreement or to the date hereof shall be deemed to mean the date set forth in the preamble to this Agreement.

18. REFERENCES TO AGREEMENT

18.1 The terms "this agreement", "hereof", "herein", "hereby", "hereto", and similar terms refer to this agreement and not to any particular clause, paragraph or other part of this agreement. References to particular clauses are to clauses of this agreement unless another document is specified.

IN WITNESS WHEREOF the parties have executed and delivered these presents on the dates indicated below.

COMPASS BIOTECHNOLOGIES INC.

Per: Garth Likes

Date : November 15, 2011

GENBIOPRO INC.

Per: Dr. Joseph Sinkule

Date: November 15, 2011

Schedule - 1

SERAPHIM LIFE SCIENCES AGREEMENT

SUN PHARMACEUTICALS LTD SUPPLY AGREEMENT

SECURITY AGREEMENT

SCHEDULE 2- ASSETS

MIFEPRISTONE ANDA AND SUPPORTING MATERIALS

FDA ANDA FILE AND COPY OF AGENCY COMMUNICATIONS

SERAPHIM LIFE SCIENCES CONSULTING AGREEMENT

SEACOAST MEDICAL DISTRIBUTION AGREEMENT

AFAXYS SUPPLY AGREEMENT